From:     Jeanne Hotchkiss             Dawn W. Dover
               (860) 674-6754               (212) 593-2655
                                            Kekst & Company
                                            437 Madison Avenue
                                            New York, NY 10022

              Orion Capital Corporation
              NYSE - OC


FOR IMMEDIATE RELEASE


                     ORION CAPITAL CORPORATION TO ISSUE
                    FORTY-YEAR TRUST PREFERRED SECURITIES
                   ---------------------------------------


New York, New York (January 8, 1997) -- Orion Capital Corporation
(NYSE: OC) announced that it has agreed to sell $125 million of 8.73% Capital Securities to be issued by Orion Capital Trust I, a
Delaware statutory business trust sponsored by Orion.

The Capital Securities may be redeemed without premium on or after January 1, 2007. Orion intends to use the net proceeds for general corporate purposes, which may include investments in and advances to subsidiaries, and the financing of growth and expansion.

The Capital Securities will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Orion has agreed to file a registration statement in the near future.

Orion Capital Corporation is engaged in the specialty property and casualty insurance business through wholly-owned subsidiaries which include EBI Companies, DPIC Companies, Connecticut Specialty
Insurance Group and Wm. H. McGee & Co., Inc., as well as through its 81% ownership interest in Guaranty National Corporation.




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